Exhibit 10.22

TRADEMARK ASSIGNMENT AND LICENSE

This TRADEMARK ASSIGNMENT AND LICENSE (this “Assignment”) is made as of January 29, 2020 (the “Effective Date”), by and between WHITNEY WOLFE HERD, an individual having an address of 1209 Orange St., Wilmington, Delaware 19801 (“Assignor”), and BUMBLE HOLDING LIMITED a limited company incorporated under the laws of England and Wales located at The Broadgate Tower, Third Floor, 20 Primrose Street, London EC2A 2RS, U.K. (“Assignee”). Assignor and Assignee may each be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Assignor is the owner of that certain U.S. trademark application for the mark MAKE THE FIRST MOVE (U.S. serial no. 87/437314) (the “Application”); and

WHEREAS, Assignee is the successor to that portion of the business of Assignor to which the Application pertains and such business is ongoing and existing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

SECTION 1. Assignment. Assignor hereby sells, assigns, transfers, conveys, and delivers to Assignee all of Assignor’s worldwide right, title, and interest in, to, and under the trademark MAKE THE FIRST MOVE, the Application, any other worldwide registrations and applications for such trademark, and the goodwill of the business embodied therein and symbolized thereto, and all common-law rights related thereto (collectively, the “Mark”), free and clear of any liens or encumbrances of any kind, together with the right to bring an action or proceeding at law or in equity for any infringement, dilution or violation of the foregoing prior to the Effective Date, and the right to retain all monies, proceeds and damages therefrom.

SECTION 2. License. Assignee hereby grants to Assignor a non-exclusive, worldwide, perpetual, royalty-free, fully paid-up, non-assignable (except as set forth in Section 5 of this Assignment) and sublicensable (solely in connection with Assignor’s exercise of Assignor’s own license but not for the unrelated use of any other Person) right and license in, to and under the Mark for Assignor’s use (a) as the title or theme of a book authored by or on behalf of (or published under the name of) Assignor or (b) for or in connection with any other personal, artistic, educational or literary-related activities, projects or collaborations, including for the avoidance of doubt and without limitation, any motivational speaking and any advertising, merchandising or similar activities or accessories relating to any of the foregoing (e.g., apparel, decor, self-care products, podcasts, radio, television shows, movies, theatre); provided that, notwithstanding anything in this Assignment to the contrary, any use of the Mark by or on behalf of Assignor or any of its sublicensees shall at all times be subject to the terms and conditions of that certain Restrictive Covenant Agreement by and between Assignor and Buzz Holdings L.P. dated as of November 8, 2019. Assignor agrees that Assignee reserves all other rights with respect to the Mark. All goodwill arising from Assignor’s use of the Mark shall enure to the sole and exclusive benefit of Assignee. Assignor shall ensure that all goods and services provided or performed under the Mark are of substantially the same quality as those goods or services provided or performed by Assignee under the Mark. Without limiting the foregoing, Assignor has no right to use the Mark as or in a corporate, trade or d/b/a name without the prior written consent of Assignee, not to be unreasonably withheld.

SECTION 3. Further Assurances. Each Party will, upon the other Party’s reasonable request, without further consideration but at the requesting Party’s expense, provide or execute all other documents and take all further actions as may be necessary to effectuate the purpose of this Assignment. Without limiting the foregoing, at Assignee’s request and expense, Assignor shall execute a short-form assignment to record the assignment herein at the U.S. Patent and Trademark Office.

SECTION 4. Representations and Warranties. Each Party hereby represents and warrants that it has full power and authority to execute and deliver this Assignment.

SECTION 5. Successors and Assigns.

a. Assignor may not assign this Assignment, in whole or in part, without the prior written consent of Assignee, except that Assignor may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement by operation of law or to any trust or other estate planning vehicles, in each case, that is controlled by and for the exclusive benefit of Assignor or Assignor’s spouse or domestic partner, parents, children and grandchildren. In the event of a permitted assignment of this Assignment, this Assignment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

b. Until a Statement of Use is filed with and accepted by the United States Patent and Trademark Office or the Application is amended to an actual use basis, Assignee may not assign or transfer any right, title or interest in, to or under the Application other than to the successor to that portion of the business of Assignee to which the Mark pertains, which business must be ongoing and existing, and any assignment in violation of the foregoing shall be null and void ab initio. Subject to the foregoing, Assignee may assign this Assignment, in whole or in part, without the prior written consent of Assignor. Assignee acknowledges and agrees that any permitted assignment or other transfer of any right, title or interest in, to or under the Mark (including the Application) shall be expressly subject to the terms and conditions of this Assignment.

SECTION 6. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state. Any dispute, controversy or claim arising out of or in connection with this Assignment shall be exclusively referred to and finally determined by the ordinary courts in the United States District Court for the Southern District of New York (or, only if such court will not accept jurisdiction, in any federal court in the State of New York, or, only if no such federal courts will accept jurisdiction, any state court in the State of New York). TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION RELATING TO THIS ASSIGNMENT.

SECTION 7. Severability. If any term or other provision of this Assignment is determined to be invalid, illegal, or incapable of being enforced by any applicable law or public policy, all other terms and provisions of this Assignment shall nevertheless remain in full force and effect.

SECTION 8. Counterparts. This Assignment may be executed and delivered (including by facsimile or other electronic transmission) in counterparts, each of which, when executed, shall be deemed to be an original, and both of which shall collectively constitute one and the same instrument. PDF or electronic signatures shall serve as originals to bind the Parties to this Assignment.

SECTION 9. Amendment; Waiver. This Assignment may be amended only by a written instrument signed by the Parties. No waiver by any Party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the Party so waiving. The rights and remedies of the Parties under this Assignment shall be cumulative and not exclusive of any rights or remedies which either Party would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either Party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such Party’s other or further exercise or the exercise of any other power or right. The waiver by any Party of a breach of any provision of this Assignment shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party’s rights or privileges hereunder or shall be deemed a waiver of such Party’s rights to exercise the same at any subsequent time or times hereunder.

SECTION 10. Entire Agreement; Third-Party Beneficiaries. This Assignment constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof. No provision of this Assignment is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the Parties and their respective successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Trademark Assignment and License to be executed by their duly authorized representatives effective as of the date first written above.

ASSIGNOR:

/s/ Whitney Wolfe Herd
By: WHITNEY WOLFE HERD

[Signature Page to Trademark Assignment and License]

ASSIGNEE:

/s/ Whitney Wolfe Herd
BUMBLE HOLDING LIMITED
By: Whitney Wolfe Herd

[Signature Page to Trademark Assignment and License]